Exhibit 10.1

August 6, 2007

Stone Tan China Acquisition Corp.
9191 Towne Center Drive, Suite 410

San Diego, California 92122

Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19th Floor
New York, New York 10020

Re:          Initial Public Offering

Gentlemen:

The undersigned stockholder, officer and director of Stone Tan China Acquisition Corp. (“Company”), in consideration of Morgan Joseph & Co., Inc. (“Morgan Joseph”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1.             If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares and will vote all shares of Common Stock of the Company acquired by him in the IPO or aftermarket in favor of any Business Combination negotiated by the officers of the Company.

2.             In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (such date being referred to herein as the “Termination Date”), the undersigned shall take all such action reasonably within its power as is necessary to dissolve the Company and liquidate the Trust Account to holders of IPO Shares as soon as reasonably practicable.

The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account (as defined in the Letter of Intent) and any remaining net assets of the Company as a result of such liquidation with respect to its Insider Shares (“Claim”) and will not seek recourse against the Trust Account for any reason whatsoever. In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Company jointly and severally with Roger W. Stone, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any third party if such third party did not execute a waiver of claims against the Trust Account, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account. The foregoing section is not for the benefit of any third party beneficiaries of the Company and does not create any contract right in favor of any person other than the Company.

3.             In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees (i) not to become an officer, director or principal stockholder of a blank check company engaged in business activities similar to those intended to be conducted by the company and (ii) to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have. For the purposes hereof, a suitable opportunity shall mean any company or business having its primary operations in the People’s Republic of China whose fair market value is at least equal to 80% of the balance of the Trust Account (less deferred underwriting compensation of $9,000,000, or $10,350,000 if the over-allotment is exercised in full and taxes payable).

4.             The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is currently a portfolio company of, or affiliated with, any of the Insiders. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which in the future becomes affiliate with any of the Insiders, unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company’s stockholders from a financial perspective.

5.             Prior to a Business Combination, neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company. Notwithstanding the foregoing to the contrary, the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination and commencing on the Effective Date, Pacific Millennium, an affiliate of the Company’s Chief Executive Officer (“Related Party”), shall be allowed to charge the Company $7,500 per month to compensate it for the Company’s use of the Related Party’s office space and certain technology and administrative and secretarial services.

6.             Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7.             The undersigned will escrow its Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8.             The undersigned agrees to be the Chief Executive Officer of the Company and a member of the Company’s board of directors and not resign from his position until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company provided, however that the undersigned is not obligated to contribute a minimum number of hours per week to the Company’s business or operations. The undersigned’s biographical information furnished to the Company and Morgan Joseph and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Morgan Joseph is true and accurate in all respects. The undersigned represents and warrants that:

(a)           he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)           he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)           he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9.             The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Chief Executive Officer of the Company and a member of the Company’s board of directors.

10.           This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Loeb & Loeb LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Morgan Joseph and appoint a substitute agent acceptable to each of the Company and Morgan Joseph within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

11.           As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or control through contractual arrangements or otherwise, of one or more operating businesses in People’s Republic of China selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; and (v) “Trust Account” shall mean the trust account established by the Company at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO is deposited.

STONE TAN CHINA ACQUISITION CORP.

By:
Richard Tan, Chief Executive Officer

INSIDER

Richard Tan

EXHIBIT A

[Insider biographical information]

Richard Tan has been our Chief Executive Officer since our inception. Mr. Tan has served as the President and Chief Executive Officer of Pacific Millennium Holdings Corporation, an investment and operating group involved over the years in various industries including pulp and paper, forest plantation, information technology, and development and global joint ventures in Asia, since he founded such company in 1977. Mr. Tan has been a member of the board of directors of Samling Global Limited, a Hong Kong public company, and Domtar Inc., a public company in U.S. and Canada, since March 2007. Mr. Tan received a B.S. in Civil and Mechanical Engineering from San Diego State University, an M.B.A. from the University of Southern California and participated in Stanford University’s Executive Program.